SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2003

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Ten Post Office Square, Boston, Massachusetts   02109

(Address of principal executive offices)   (Zip code)

(617) 912-1900

(Registrant’s telephone number, including area code)

Item 5.           Other Events and Required FD Disclosure

On December 3, 2003, a press release was issued announcing that Boston Private Financial Holdings, Inc. had signed an amendment to extend until April 5, 2004 its agreement to acquire an 80% interest in Dalton, Greiner, Hartman, Maher & Co. of New York, NY.  A copy of the press release dated December 3, 2003 is filed herewith as Exhibit 99.1.

Item 7.           Exhibits.

(c)                                  Exhibit.  The following exhibit is being furnished herewith:

Exhibit Number	Title

99.1	Press Release issued by Boston Private Financial Holdings, Inc., dated December 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: December 4, 2003	/s/ Walter M. Pressey
Walter M. Pressey
President and Chief Financial Officer